Exhibit 5.1

LEIFRAS Co., Ltd.

Ebisu Garden Place Tower Floor 17

4-20-3, Ebisu, Shibuya-ku

Tokyo, Japan

May 20, 2025

LEIFRAS Co., Ltd. (the “Company”) – Exhibit 5.1

We have acted as Japanese legal counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) relating to the initial public offering of up to 1,475,000 ordinary shares of the Company (including up to 187,500 ordinary shares of the Company issuable upon exercise by the underwriters of their over-allotment option and up to 37,500 ordinary shares of the Company issuable upon the warrants granted by the Company to the representative of the underwriters) (the “Shares”) in the form of American Depositary Shares as described in the Registration Statement.

City-Yuwa Partners

2-2-2 Marunouchi, Chiyoda-ku

Tokyo 100-0005, Japan

TEL: +81-3-6212-5500

FAX: +81-3-6212-5700

city-yuwa.com

A list of Partners may be inspected on our website.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Shares.

Unless a contrary intention appears, all capitalized terms used in this opinion have the respective meanings set forth in the Documents (as defined herein). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies or drafts of the following documents (the “Documents”):

(a)	an official certificate of all matters recorded in the commercial register of the Company dated as of May 17, 2025;

(b)	a copy of the Articles of Incorporation of the Company effective as of December 25, 2024 (the “Articles”);

(c)	a copy of the Board of Directors Regulations of the Company effective as of April 1, 2024;

(d)	a copy of the Share Handling Regulations of the Company effective as of January 21, 2025;

(e)	a copy of the Audit and Supervisory Committee Regulations of the Company effective as of January 21, 2025;

(f)	a copy of the Audit Standards for the Audit and Supervisory Committee of the Company effective as of July 17, 2024;

(g)	a copy of the Nominating Committee Regulations of the Company effective as of December 13, 2024;

(h)	a copy of the Compensation Committee Regulations of the Company effective as of December 13, 2024;

(i)	a form of the Underwriting Agreement (the “Underwriting Agreement”) to be executed between the Company and Kingswood Capital Partners, LLC;

(j)	a form of the minutes of the meetings of the Board of Directors of the Company concerning the offering of the Shares, etc.;

(k)	a form of the minutes of the Shareholders Meeting of the Company concerning the offering of the Shares, etc.;

(l)	the Registration Statement; and

(m)	such agreements and other certificates and corporate and other records and documents of the Company and such other matters, documents and records, and considered such questions of law, as we have deemed necessary or appropriate for the purpose of rendering the opinion hereinafter set forth.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 1 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

Having examined the above documents and having regard to the relevant laws of Japan as of the date hereof to the extent that they are applicable, and subject to the assumptions, qualifications and limitations set out herein, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as a stock company and is validly existing and in good standing.

Issuance of Shares

(b)	Insofar as the laws of Japan, in effect as of the date hereof, are concerned, the Shares to be newly issued and delivered by the Company under the Underwriting Agreement have been duly and validly authorized, and when the Shares are issued and delivered in exchange for payment in full to the Company of all considerations required therefor, in the manner and on the terms and conditions described in the Registration Statement and in accordance with the proceedings described therein, all the Shares will be duly and validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of Japan, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than Japan;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies with respect to the Registration Statement, and any other agreements into which the Company may have entered or any other documents.

4.2	In this opinion, the phrase “in good standing” means only that as of the date of this opinion the Company is up-to-date with the registration requirements of the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any registration that it may be required to make under the laws of Japan other than the Companies Act of Japan.

4.3	In this opinion the phrase “non-assessable” means, with respect to the Shares, that a shareholder of the Company shall not, by virtue of its status as a shareholder of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as the circumstances involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstances in which a court of competent jurisdiction may be prepared to pierce or lift the corporate veil).

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of Japan;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in Japan at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Japan legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

Yours faithfully

/s/ Yusuke Tani

SCHEDULE 1

Assumptions

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Documents is accurate and complete as at the date of this opinion.

5	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than Japan. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than Japan will not adversely affect the capacity or authority of the Company.

6	All necessary corporate action will be taken to authorize and approve any issuance of Shares and the terms of the offering of such Shares thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

/s/ Yusuke Tani
Yusuke Tani
Attorney at Law, City-Yuwa Partners

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